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                                                                   EXHIBIT 10.22

                                    FORM OF
                              TAX INDEMNIFICATION
                                   AGREEMENT

          AGREEMENT, dated as of  , 1999, by and among American
Home Mortgage Holdings, Inc., a Delaware corporation (the "Company"), American
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Home Mortgage Corp., a New York corporation ("S Sub"), and Michael Strauss, the
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sole shareholder of each of the Company and S Sub (the "Shareholder").
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Preliminary Statement

          Shareholder owns 100 shares of Common Stock, par value $0.01 per share (the "Company Common Stock"), of the Company and 200 shares of Common Stock,
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without par value (the "S Sub Common Stock"), of S Sub.  The S Sub has
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distributed to Shareholder, in the form of a promissory note, substantially all previously earned and undistributed taxable S corporation earnings through the date before the date of the Transfer and the closing of the initial public offering (the "IPO") the Company intends to make of its Company Common Stock. Immediately prior to the closing of the IPO, Shareholder will exchange his shares of S Sub Common Stock for an aggregate of 4,999,900 shares of Company Common Stock (the "Exchange"). As a result of the Exchange, S Sub will no
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longer be treated as an S corporation under the Internal Revenue Code of 1986, as amended. The parties hereby desire to set forth their respective rights and obligations following the IPO and hereby agree as follows.

1.  Definitions.
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          "Affiliate" shall mean, with respect to another entity, an entity that
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directly or indirectly controls or is controlled by, or is under the direct or indirect control of the same person as, such other entity.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
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          "Company" shall mean American Home Mortgage Holdings, Inc.
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          "Company Common Stock" shall have the meaning ascribed to such term in
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the Preliminary Statement.

          "S Sub" shall mean American Home Mortgage Corp.
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          "S Sub Common Stock" shall have the meaning ascribed to such term in
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the Preliminary Statement.

          "Shareholder" shall mean Michael Strauss.
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          "Shares" shall mean the shares of Company Common Stock owned by
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Shareholder.
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          "Straddle Period" shall mean any and all taxable periods which
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includes, but does not end, on the day before the Transfer Date.

          "Tax" shall mean all federal, state, county, local, municipal, foreign
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and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, premium, property, customs, net worth, capital gains, transfer, stamp, documentary, social security, environmental, alternative minimum, occupation, recapture, and other taxes, and including all interest, penalties and additions imposed with respect to such amounts, and all amounts payable pursuant to any agreement or arrangement with respect to Taxes.

          "Taxing Authorities" shall mean all federal, state, county, local,
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municipal, foreign or other governmental agency or organization.

          "Tax Returns" shall mean all reports, estimates, information
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statements and returns relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of any federal state, local or foreign government taxing authority.

          "Transfer" shall mean the transfer of the shares of American Home
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Mortgage Corp. to American Home Mortgage Holdings, Inc. on the Transfer Date.

          "Transfer Date" shall mean the date on which the shares of American
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Home Mortgage Corp. are transferred to American Home Mortgage Holdings, Inc. by
Michael Strauss.

2.  Obligations After The Transfer Of The Shares.
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2.1  Closing of Tax Year.  The Shareholder, the S Sub. and the Company hereby
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acknowledge that, effective as of the passing of title to the Shares on the
Transfer Date and the IPO, the S Sub will cease to be an S corporation under the Code and the taxation statutes of all states in which an "S" election is in effect. As a result, the S corporation taxable year of the S Sub will terminate as of the day before the transfer of the Shares and the S Sub will be required to file Tax Returns for the period beginning on the first day of its then current fiscal year and ending on the day before the transfer of the Shares (the "Final S Tax Period"). The Shareholder, the S Sub and the Company hereby
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agree that the S Sub shall be treated as an S corporation for federal income Tax purposes, and by all states in which an "S" election is in effect, for the Final S Tax Period of the S Sub.

2.2  Tax Return Filings.  The Company shall, or shall cause the S Sub to, timely
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prepare and file with the relevant Taxing Authorities all Tax Returns of the S
Sub, whether the due date for filing of which, determined taking into account Tax extensions, is before or after the transfer of the Shares, including the Tax Returns for the Final S Tax Period of the S Sub, and including Tax Returns for the Straddle Period; provided that the Company or the S Sub shall furnish the
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Shareholder with a copy of such Tax Returns that the Company or the S Sub is preparing and filing (or causing to be prepared and filed) at least fifteen (15) days before such Tax Returns are due, and no such Tax Returns shall be filed without the prior written consent of the Shareholder, which consent shall not be unreasonably withheld. Any Tax Returns

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that the Company or the S Sub is preparing and filing (or causing to be prepared and filed) shall be prepared on a basis consistent with the past practices. All Tax Returns for a taxable period including the Straddle Period shall be filed on the basis that the relevant taxable period ended as of the close of business on the day before the Transfer Date, unless the relevant Taxing Authority will not accept such a Tax Return or otherwise required by law. Whenever it is necessary to determine the liability for Taxes attributable to tax periods prior to the Transfer Date (such periods, "Pre-Transfer Tax Periods"), on the one hand, and tax periods following the transfer of the Shares to the Company (such periods, "Post-Transfer Tax Periods"), on the other hand, such determination shall be made on a "closing of the books basis" by assuming that the relevant books were closed at 11:59 p.m. on the day prior to the Transfer Date. Exemptions, allowances or deductions that are calculated on an annual basis, if any, shall be apportioned between Pre-Transfer Tax Periods and Post-Transfer Tax Periods on a daily basis, and Taxes that are computed on a periodic basis, such as property taxes, shall also be so apportioned on a daily basis.

        2.3  Tax Liability and Indemnification
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             a)  From and after the Transfer, the Company and the S Sub shall be liable for, and shall indemnify the Shareholder against and hold the Shareholder harmless on an after-Tax basis from (i) all liability for Taxes of the S Sub and the Company with respect to any Post-Transfer Tax Period, (ii) all liability for Taxes arising (directly or indirectly) as a result of the Transfer, (iii) the imposition of any additional income Tax on the Shareholder, as a result of a net positive adjustment to the taxable income of the S Sub with respect to any Pre-Transfer Tax Period, and (iv) all loss, liability, damages, reasonable costs and expenses, including reasonable legal fees, costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding, or demand attributable to any item in the foregoing clauses.

             b) Any indemnity payment to be made under this Section 2.3, shall be paid within 10 days after the Shareholder makes written demand upon the S Sub or the Company, but in no case later than five business days prior to the date on which the relevant Taxes are required to be paid to the relevant Taxing Authority (including as estimated Tax payments). The payments to be made pursuant this Section 2.3 shall be appropriately adjusted to reflect any final determination (which shall include the execution of Form 870AD or successor or similar form in effect in any taxing jurisdiction) with respect to any Taxes.

             c) For purposes of any indemnification payment under this Section 2.3, with respect to income taxes imposed on ordinary income taxable to the Shareholder, the Shareholder shall be assumed to pay income taxes at a combined U.S. federal, state, local and foreign income tax rate equal to the highest marginal federal tax rate applicable to individuals (currently 39.6%), plus 10%. In the case of any indemnification payment pursuant to this Section 2.3 for income taxes imposed on long-term capital gain taxable to the Shareholder, the Shareholder shall be assumed to pay income taxes at a combined U.S. federal, state, local and


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        foreign income tax rate equal to the federal tax rate applicable to long-term capital gains of individuals (currently 20%), plus 10%.


             d)  The parties shall treat any payment made pursuant to this
        Section 2.3, as having been made as a distribution of the accumulated adjustment account of the S Sub pursuant to Section 1368(c)(1), or, if such treatment is not appropriate, as having been made in connection with the contribution of the Shares to the Company, as described in
        Section 351(b) of the Internal Revenue Code of 1986, as amended (the "Code").
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2.4  Cooperation. The Shareholder, the Company and the S Sub shall reasonably
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cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes, and in resolving all disputes and audits with respect to all taxable periods relating to Taxes, including all claims made by a Taxing Authority relating to any Tax. The Company and the S Sub shall retain all books and records needed to determine Taxes for the periods of the statute of limitations relating to any Tax and shall provide the Shareholder the opportunity to obtain such books and records thereafter if the Company or the S Sub determines to dispose of such books and records.

2.5  Refunds and Credits.  Any refund or credit of Taxes of either the Company
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or the S Sub for any Pre-Transfer Tax Period shall be for the account of the
Shareholder. Notwithstanding the foregoing, however, any such refund or credit shall be for the account of the Company to the extent that such refunds or credits are attributable (determined on a marginal basis) to the carryback from a Post-Transfer Tax Period (or the portion of a Straddle Period that begins on the Transfer Date) of items of loss, deductions or other Tax items of either the Company or the S Sub (or any of its respective affiliates). Any refund or credit of Taxes of either the Company or the S Sub for any Post-Transfer Tax Period shall be for the account of the Company. Any refund or credit of Taxes of either the Company or the S Sub for any Straddle Period shall be equitably apportioned between the Shareholder and the Company and the S Sub. Each party shall, or shall cause its affiliates to, forward to any other party entitled under this Section 2.5 to any refund or credit of Taxes any such refund within 10 days after the credit is allowed or applied against any other Tax liability of such party. The parties shall treat any payments under this Section 2.5 as having been made as a distribution of the accumulated adjustment account of the S Sub pursuant to Section 1368(c)(1) of the Code, or, if such treatment is not appropriate, as having been made in connection with the contribution of the Shares to the Company, as described in Section 351(b) of the Code. Notwithstanding the foregoing, the control of the prosecution of a claim for refund of Taxes paid pursuant to a deficiency assessed subsequent to the Transfer Date of the Shares as a result of an audit shall be governed by the provisions of Section 2.6.

           2.6  Procedures Relating to Indemnification of Tax Claims.
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                a)  Notice.  If a claim shall be made by any Taxing Authority
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           against the Shareholder, which, if successful, might result in an indemnity payment to the Shareholder pursuant to Section 2.3, the Shareholder shall promptly notify the


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Company in writing of such claim (a "Tax Claim").  Failure to give notice of a
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Tax Claim to the Company shall not affect the liability of the Company and the S
Sub to indemnify the Shareholder.  If a claim shall be made by a Taxing
Authority to the Company or the S Sub, which, if successful, might result in an indemnity payment to the Shareholder pursuant to Section 2.3, the Company or the S Sub shall promptly notify the Shareholder in writing of the Tax Claim.
Failure of the Company or the S Sub to notify the Shareholder shall not affect the Shareholder's rights hereunder.

             b) Control of Proceedings. The Shareholder may, upon providing written notice to the Company, elect to control all proceedings taken in connection with any Tax Claim relating to Taxes of the S Sub for a Pre-Transfer Tax Period, and may make all decisions in connection with such Tax Claim, provided, however, that (A) the Company, the S Sub and counsel of their own
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choosing at the Company's own cost shall, unless the Shareholder has elected to control a proceeding taken in connection with any such Tax Claim, prosecute and defend against such Tax Claim and take all appropriate actions to minimize the tax liabilities of the Shareholder, the S Sub and the Company, and (B) the Company and the S Sub shall not settle any such Tax Claim without prior written consent of the Shareholder, which consent shall not be unreasonably withheld.
The Shareholder and the Company shall jointly control all proceedings taken in connection with any Tax Claim relating to Taxes of either the Company or the S Sub for a Straddle Period and neither party shall settle any such Tax Claim without the written consent of the other party. The Company shall control all proceedings with respect to all other Tax Claims, provided, however, that the
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Company shall not settle any such Tax Claims in any manner which could result in income being recognized in a Tax year or portion thereof ending before the transfer of the Shares or an increase in the liability of the Shareholder for Taxes, without prior written consent of the Shareholder, which consent shall not be unreasonably withheld.

        2.7  Tax Sharing Agreements. The Shareholder shall cause any and all Tax
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sharing agreements, other than as set forth herein, between the Shareholder and the S Sub, or any of its affiliates, to be terminated on or before the transfer of the Shares. \

        2.8  Calculation of Losses. The amount of any indemnity payment under
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this Agreement shall be (i) increased to take account of any net Tax cost to the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence of any such indemnified cost or loss, or payment of any such indemnity payment. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence of any indemnified cost or loss or payment of any indemnity payment. Any indemnity payment under this Agreement shall be treated as having been made as a distribution of the accumulated adjustment account of the S Sub pursuant to Section 1368(c)(1) of the Code, or, if such treatment

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is not appropriate, as having been made in connection with the contribution of the Shares to the Company, as described in Section 351(b) of the Code.


          3.  Miscellaneous.
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          3.1  Binding Effect.  This Agreement shall be binding upon and shall
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inure to the benefit of the Company and S Sub and Shareholder, Shareholder's
heirs, beneficiaries and legal representatives and their respective successors and assigns.

          3.2  Entire Agreement.  This Agreement contains the entire
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understanding of the parties with respect to the subject matter hereof and supersedes any and all other agreements between the parties with respect to the subject matter hereof. Any amendment of this Agreement shall not be binding unless in writing and signed by all parties hereto.

          3.3  Enforceability.  In the event that any provision of this
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Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or enforceability shall not affect the validity or enforceability of any other provision of this Agreement.

          3.4  Notices.  All notices which may be necessary or proper for either
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the Company, S Sub or Shareholder to give to the other parties hereto shall be in writing and shall be sent by hand delivery, registered or certified mail, return receipt requested, overnight courier or facsimile, if to Shareholder, to him at c/o American Home Mortgage Holdings, Inc., 12 East 49th Street, New York, New York 10017 and, if to the Company and S Sub, to them at 12 East 49th Street, New York, New York 10017, Attention: Chief Financial Officer, facsimile:
212 546-6834, with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attention Louis Bevilacqua, Esq., Facsimile 212-504-6666 and shall be deemed given when sent. Any party may by like notice to the other parties change the address at which he or it is to receive notices hereunder.

          3.5  Governing Law.  THIS AGREEMENT IS EXECUTED IN THE STATE OF NEW
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YORK AND SHALL BE GOVERNED BY, AND BE ENFORCEABLE IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.


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        2. In witness whereof the parties hereto have executed this Agreement as of the date and year first written above.

                                 AMERICAN HOME MORTGAGE HOLDINGS, INC.

                                 By:
                                    ---------------------------------
                                    Name: Michael Strauss
                                    Title: President and Chief Executive Officer

                                 AMERICAN HOME MORTGAGE CORP.

                                 By:
                                    ---------------------------------
                                    Name: Michael Strauss
                                    Title: President and Chief Executive Officer


                                 -------------------------------------
                                        Michael Strauss



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